Colonial Insured Municipal Fund

On November 7, 2002, Colonial Insured Municipal Fund (Fund) purchased 150,000 par value of California State Department of Water Resources Power Supply 5/1/2014 5.50% (Securities) for a total purchase price of $165,495 from First Albany Corp. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Morgan Stanley; UBS PaineWebber Inc.; Banc of America Securities LLC; BNY Capital Markets, Inc. (a subsidiary of The Bank of New York Co.); CIBC World Markets; EBONDTRADE LLC; Fidelity Capital Markets; First Albany Corporation; Goldman, Sachs & Co.; Jackson Securities, LLC; Loop Capital Markets; Merrill Lynch & Co.; M.R. Beal & Company; Pacific American Securities, LLC; Prager McCarthy & Sealy; Prudential Securities, Inc.; Ramirez & Co., Inc.: RBC Dain Rauscher Inc.; Redwood Securities Group, Inc.; Siebert Brandford Shank & Co.; Stone & Youngberg LLC; Sutter Securities Incorporated; The Chapman Company; U.S. BancCorp Piper Jaffray; Wells Fargo Bank, N.A.

On November 7, 2002, Colonial Insured Municipal Fund (Fund) purchased 325,000 par value of California State Department of Water Resources Power Supply 5/1/2014 5.50% (Securities) for a total purchase price of $358,573 from Dain Rauscher Wessels pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Morgan Stanley; UBS PaineWebber Inc.; Banc of America Securities LLC; BNY Capital Markets, Inc. (a subsidiary of The Bank of New York Co.); CIBC World Markets; EBONDTRADE LLC; Fidelity Capital Markets; First Albany Corporation; Goldman, Sachs & Co.; Jackson Securities, LLC; Loop Capital Markets; Merrill Lynch & Co.; M.R. Beal & Company; Pacific American Securities, LLC; Prager McCarthy & Sealy; Prudential Securities, Inc.; Ramirez & Co., Inc.: RBC Dain Rauscher Inc.; Redwood Securities Group, Inc.; Siebert Brandford Shank & Co.; Stone & Youngberg LLC; Sutter Securities Incorporated; The Chapman Company; U.S. BancCorp Piper Jaffray; Wells Fargo Bank, N.A.

On November 7, 2002, Colonial Insured Municipal Fund (Fund) purchased 325,000 par value of California State Department of Water Resources Power Supply 5/1/2014 5.50% (Securities) for a total purchase price of $358,573 from Bear Stearns & Co., Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Morgan Stanley; UBS PaineWebber Inc.; Banc of America Securities LLC; BNY Capital Markets, Inc. (a subsidiary of The Bank of New York Co.); CIBC World Markets; EBONDTRADE LLC; Fidelity Capital Markets; First Albany Corporation; Goldman, Sachs & Co.; Jackson Securities, LLC; Loop Capital Markets; Merrill Lynch & Co.; M.R. Beal & Company; Pacific American Securities, LLC; Prager McCarthy & Sealy; Prudential Securities, Inc.; Ramirez & Co., Inc.: RBC Dain Rauscher Inc.; Redwood Securities Group, Inc.; Siebert Brandford Shank & Co.; Stone & Youngberg LLC; Sutter Securities Incorporated; The Chapman Company; U.S. BancCorp Piper Jaffray; Wells Fargo Bank, N.A.

On November 7, 2002, Colonial Insured Municipal Fund (Fund) purchased 200,000 par value of California State Department of Water Resources Power Supply 5/1/2014 5.50% (Securities) for a total purchase price of $220,660 from EJ DE LA ROSA pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Morgan Stanley; UBS PaineWebber Inc.; Banc of America Securities LLC; BNY Capital Markets, Inc. (a subsidiary of The Bank of New York Co.); CIBC World Markets; EBONDTRADE LLC; Fidelity Capital Markets; First Albany Corporation; Goldman, Sachs & Co.; Jackson Securities, LLC; Loop Capital Markets; Merrill Lynch & Co.; M.R. Beal & Company; Pacific American Securities, LLC; Prager McCarthy & Sealy; Prudential Securities, Inc.; Ramirez & Co., Inc.: RBC Dain Rauscher Inc.; Redwood Securities Group, Inc.; Siebert Brandford Shank & Co.; Stone & Youngberg LLC; Sutter Securities Incorporated; The Chapman Company; U.S. BancCorp Piper Jaffray; Wells Fargo Bank, N.A.